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                                                                     EXHIBIT 8.1

                      [ANDREWS & KURTH L.L.P. LETTERHEAD]

March 21, 2001

The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Ladies and Gentlemen:

          We have acted as counsel for The Williams Companies, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") with respect to (i) the issuance by the Company of up to $700,000,000 aggregate amount of its 7.50% Debentures due January 15, 2031, Series A (the "Exchange Debentures"), registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $700,000,000 aggregate amount of the Company's outstanding 7.50% Debentures due January 15, 2031 (the "Outstanding Debentures") and (ii) the issuance by the Company of up to $400,000,000 aggregate amount of its 6.75% Putable Asset Term Securities (PATS) Putable/Callable January 15, 2006, Series A (the "Exchange PATS"), registered pursuant to the Registration Statement under the Securities Act, in exchange for up to $400,000,000 aggregate amount of the Company's outstanding 6.75% Putable Asset Term Securities (PATS) Putable/Callable January 15, 2006 (the "Outstanding PATS"). The Exchange Debentures are to be issued pursuant to an Indenture dated as of November 10, 1997, as amended by the Fifth Supplemental Indenture dated as of January 17, 2001 between the Company and Bank One Trust Company, N.A., as Trustee. The Exchange PATS are to be issued pursuant to an Indenture dated as of November 10, 1997, as amended by the Fourth Supplemental Indenture dated as of January 17, 2001 between the Company and Bank One Trust Company, N.A., as Trustee.

         Subject to the limitations and qualifications set forth below, we are of the opinion that the description of federal income tax consequences appearing under the heading "United States Federal Tax Considerations" in the prospectus contained in the Registration Statement accurately describes the material federal income tax consequences to holders of Outstanding Debentures, Outstanding PATS, Exchange Debentures and Exchange PATS under existing law and subject to the qualifications and assumptions stated therein.

         The opinion herein is based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied
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The Williams Companies, Inc.
March 21, 2001
Page 2


or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

         We consent to the use and filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the caption "United States Federal Tax Considerations" and "Legal Matters" in the prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,


                                              /s/ ANDREWS & KURTH L.L.P.



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